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                                                                    EXHIBIT 99.1


HAIGHTS CROSS COMMUNICATIONS
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PRESS RELEASE
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Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

EDITORIAL CONTACT:

MICHAEL STUGRIN

(562) 498-6353                                             FOR IMMEDIATE RELEASE
mstugrin@earthlink.net
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       HAIGHTS CROSS COMMUNICATIONS PLANS $20.0 MILLION PRIVATE OFFERING
                        AND NEW $30.0 MILLION TERM LOAN

White Plains, NY, December 1, 2004 -- Haights Cross Communications, Inc. (HCC), a leading educational and library publisher, today announced that its wholly owned subsidiary, Haights Cross Operating Company (HCOC) intends to offer, subject to market and other conditions, $20.0 million aggregate principal amount of its senior notes due 2011 in a private offering. The offered notes would be issued under the indenture governing HCOC's outstanding senior notes, and would bear interest at the rate of 11 -3/4%, the same rate that applies to its outstanding senior notes. In connection with the senior notes offering, HCOC intends, subject to market and other conditions, to enter into a new $30.0 million senior secured term loan with institutional lenders, which loan would rank equally with, and is expected to be on terms that are substantially the same as the terms of, its existing senior secured term loan. If the foregoing financing transactions are completed, HCOC plans to use the net proceeds to fund future acquisitions and for other general corporate purposes.

         HCOC intends to offer the senior notes in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. The offering and sale of the senior notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and the notes may not be re-offered or resold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy the senior notes and shall not consitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

ABOUT HAIGHTS CROSS COMMUNICATIONS:

Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school library publishing, and medical continuing education publishing. Haights Cross companies include: Sundance/ Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Oakstone Publishing (Birmingham, AL), Recorded Books (Prince Frederick, MD), and Chelsea House Publishers (Northborough, MA). For more information, visit www.haightscross.com.


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"may," "will," "should," "could," "would," "expect," "plan," "anticipate,"
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respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.